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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report on Waste Management, Inc. dated February 25, 1999 included in Waste Management, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 in this Registration Statement on Form S-3 and related Prospectus of Waste Management, Inc. and to all references to our Firm included in or incorporated by reference in this Registration Statement.

                                            /s/  Arthur Andersen LLP
                                                 Arthur Andersen LLP

Houston, Texas
June 3, 1999